     As filed with the Securities and Exchange Commission on April 7, 1999
                                                    Registration No. 333-_______
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             --------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          DATAWARE TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

                             --------------------

                Delaware                                   06-1232140
     (State or other jurisdiction                       (I.R.S. Employer
   of incorporation or organization)                 Identification Number)

                                 One Canal Park
                         Cambridge, Massachusetts 02141
                                 (617) 621-0820
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               MICHAEL GONNERMAN
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                          Dataware Technologies, Inc.
                                 One Canal Park
                         Cambridge, Massachusetts 02141
                                 (617) 621-0820
          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                with copies to:

                            MATTHEW C. DALLETT, ESQ.
                               Palmer & Dodge LLP
                               One Beacon Street
                          Boston, Massachusetts  02108
                                 (617) 573-0100

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
Title of each Class                                 Amount    Proposed Maximum    Proposed Maximum     Amount of
of Securities to be                                 to be      Offering Price    Aggregate Offering   Registration
Registered                                        Registered    Per Share (1)         Price (1)           Fee
==================================================================================================================
Common Stock, $.01 par value per share..........   200,000          $2.50              $500,000         $139.00
==================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. The proposed maximum offering price per share indicated equals the average of the high and low sale prices on April 5, 1999, as reported by the Nasdaq National Market.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED APRIL 7, 1999

                                  PROSPECTUS

                            ======================


                                200,000 SHARES

                   [DATAWARE TECHNOLOGIES LOGO APPEARS HERE]

                          DATAWARE TECHNOLOGIES, INC.

                                 COMMON STOCK

                            ======================

   Dataware common stock trades on the Nasdaq National Market under the symbol DWTI. On April 5, 1999, the last reported price per share of Dataware common stock on the Nasdaq National Market was $2.50 per share.

   The selling stockholder listed on page 8 of this prospectus is offering the shares of common stock described in this prospectus and will receive all the proceeds from any sales of these shares. The selling stockholder obtained the shares of common stock offered in this prospectus in connection with our acquisition of certain assets and liabilities of Sovereign Hill Software, Inc.

   The selling stockholder will pay all brokerage fees and commissions and similar sale-related expenses. We are paying all expenses relating to the registration of the shares with the Securities and Exchange Commission.

                             _____________________

   An investment in shares of Dataware common stock involves certain risks. You should carefully read and consider the "Risk Factors" beginning on page 4 of this prospectus.

                             _____________________

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             _____________________

   The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sales is not permitted.

                             _____________________

                THE DATE OF THIS PROSPECTUS IS APRIL ___, 1999.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About Dataware Technologies, Inc.........................................     3

Risk Factors.............................................................     4

Use of Proceeds..........................................................     8

Selling Stockholder......................................................     8

Plan of Distribution.....................................................     8

Legal Matters............................................................    10

Experts..................................................................    10

Forward-Looking Statements...............................................    10

Where You Can Find More Information......................................    11

                       ABOUT DATAWARE TECHNOLOGIES, INC.

     Dataware is a leading provider of software for enterprise information access or "knowledge management" and professional electronic publishing applications, as well as multimedia services for CD-ROM and Web-based publishing. Our innovative software products and multimedia services permit the integration of information from a wide variety of sources and allow access and publishing via the latest information technologies, such as the Internet, intranets, enterprise networks, CD-ROM, commercial on-line services, print-on-demand, and combinations of these media. Our multimedia division, Ledge Multimedia, creates interactive business solutions via high-end applications that incorporate audio, video, graphics, and animation. Our customers range from corporations and commercial publishers to government agencies and educational institutions. We derive recurring revenues from software licenses, software maintenance and service revenues from updating existing customers' applications.

     Dataware has been in business since 1988. Acquisitions of other businesses have contributed significantly to our earlier growth. Our most recent acquisition was of the assets and certain liabilities of Sovereign Hill Software, Inc., the selling stockholder to which this prospectus relates. Sovereign Hill is a developer of knowledge management products and a provider of custom information retrieval systems.

     On September 30, 1997, we sold a portion of our data services business to Information Handling Services Group, Inc. or "IHS." The portion of the business we sold included certain of our contracts and other assets, as well as the stock of our Australian, Canadian, German, Italian and Swedish subsidiaries. In addition, IHS became our largest distributor in North America, Europe and Australia. This transaction has resulted in significant changes in our business. You should keep this in mind when reviewing our historical financial statements.

                                 RISK FACTORS

Before you invest in our common stock, you should be aware that there are various risks involved in making this investment. You should carefully consider the following risk factors and other information in this prospectus, as well as information found in our SEC filings, before investing in our common stock.

If we are unable to keep pace with rapid technological changes in the market for our products and services, we may miss certain market opportunities which could lower sales.

With the recent popularity of the Internet and internal corporate "intranets," the market for information management and distribution products and services continues to change rapidly. In order to be successful, we must keep up with changing technology and customer demands, including next-generation user interfaces, semantic modeling and collaborative filtering technologies and other features introduced by competitors. As with any new product, our most innovative offerings may be subject to delays in production and will require a period of adjustment to ensure that they are meeting customer requirements. We may miss certain market opportunities and future sales if there are any significant product delays.

Our ability to keep pace with market changes depends in large part on whether we can continue to hire and retain personnel with the necessary skills and creativity and provide adequate funding for development efforts.

We are dependent on key personnel, whose loss could delay our product development initiatives.

Our success depends on our ability to attract and retain highly skilled technical, management, sales and marketing personnel. We may not be able to retain and attract additional qualified employees and this could have a material adverse effect on the development and introduction of competitive products.

Competition for personnel in the computer software and services industry is intense, and we are always at risk of losing key personnel to our competitors. Our ability to provide competitive equity compensation to key employees plays a significant role in personnel retention. Unless the market price of our common stock rises, we may not be able to do this. Thus, we cannot assure you that we will be successful in attracting and retaining qualified personnel.

We face intense competition and may not be able to develop new, improved or more cost effective products as quickly as our competitors.

The markets in which we compete are intensely competitive. We may not be able to respond effectively to market or technological changes or to compete successfully with current and future competitors. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could have a material adverse effect on our business, operating results and financial condition.

Our competition varies by:

 .  geography (North America, Europe, Asia);

 .  type of customer (commercial, corporate, government agency);

 .  market segment; and

 . application category (from high-end, complete software and service solutions to pure software sales).

Our competitors include traditional information retrieval competitors, as well as very significant potential players such as

Lotus (IBM), Netscape and Microsoft, all of whom approach knowledge management system development from a different product base. It is likely that new competitors will enter the markets as they continue to grow. Furthermore, as the markets grow, a number of companies could attempt to increase their presence in the markets we serve by acquiring or forming strategic alliances with our competitors or by introducing products or services specifically designed for these markets. Compared to us, many of our current and future competitors have longer operating histories and significantly greater financial, technical, sales, marketing and other resources.

A distribution agreement with a key customer could affect our ability to control the quality of our services.

In September 1997, we sold a portion of our data services business to IHS and entered into a distribution agreement with IHS, under which IHS took over the software distribution activities previously performed by five foreign subsidiaries. IHS is now our biggest customer, accounting for 28% of total revenues in 1998. In addition, we provide software and multimedia services for use by IHS internally and in its publishing activities. Our results of operations may be significantly affected by factors such as:

 . the extent to which IHS is able to perform the same types of services we provided before the sale and the quality of the services,

 .  the ability of IHS to distribute our software effectively,

 . increased competition that may result from IHS' access to our customers and former employees, and

 .  the quality of the ongoing relationships with IHS.

We rely on third-party distributors who may not sell enough of our products to make our business profitable.

Historically, we distributed our products and services largely through direct channels. We currently rely heavily on indirect distribution channels, such as value-added resellers. Our inability to develop and effectively manage these relationships without disruption also could have a material adverse effect on our business.

Our operating results fluctuate from quarter to quarter making our future operating results difficult to predict.

We have experienced, and may continue to experience, significant quarterly fluctuations in our operating results. Our revenue from software license fees are substantially dependent on factors including the following:

 . the timing of product shipments and receipt of license reports for sales that are often difficult to forecast;

 .  our ability to close significant sales in any quarter;

 .  external market conditions; and

 .  competition.

Changes in these factors may result in a material variation between forecasted quarterly results and actual results. Also, a disproportionately large percentage of quarterly sales occur in the closing weeks of each quarter, making any prediction of quarterly results before the end of a quarter potentially unreliable. Given these variations, we cannot assure you that we will be consistently profitable during any particular period.

We may have operating losses in the future making it difficult to fund our operations.

In recent years we have had significant operating losses. Although we believe that our liquid assets and anticipated cash from operations will be sufficient to meet our liquidity needs for the foreseeable future, our working capital and other capital requirements may change because of factors such as the following:

 . unanticipated changes in business conditions or delays in market acceptance of new products;

 .  expansion of operations or research and development activities;

 .  development of new distribution channels;

 .  competitive and technological developments;

 .  costs of remediation of Year 2000 computer problems; and

 .  possible future acquisitions of businesses and/or product rights.

We cannot assure you that we will not experience liquidity problems because of adverse market conditions, changes in the economy or other unfavorable events.

Market factors that affect certain classes of customers may hurt our results.

Our revenues depend on distributors maintaining relationships with certain classes of customers, including:

 .  government agencies in the United States, Canada, Germany and the United
   Kingdom;

 . corporate and commercial publishers, and law firms (for certain on-line products);

 .  financial printers, issuers of securities; and

 .  financial services and health care organizations.

Factors that affect any of these customer groups may have a substantial adverse effect on our earnings. For example, political pressures may cause governmental customers to reduce spending on our products and services. A reduction in the amount of orders received from any customer class would have a material adverse effect on our earnings and may cause actual results to vary materially from quarter to quarter.

We may not be able to obtain copyright or trademark protection for our products which could limit our ability to prevent competitors from using our technology.

Our success also depends on protecting our proprietary intellectual property rights. We rely primarily on a combination of copyright, trademark and trade secret laws, license agreements, employee and third party non-disclosure agreements and other methods to protect our software. We do not rely on patent protection for our software products and existing copyright laws afford only limited protection.

Other factors also create risks in this area. For example, it is difficult to protect proprietary rights in certain international markets including South America, the Middle East, the Pacific Rim and the Far East, where foreign laws do not offer the same intellectual property protection as U.S. law. Third parties may claim we are infringing their rights. If these claims are made, they may result in costly litigation or require us to license intellectual property rights of others, which may not be possible on reasonable terms or at all. Any such claims, with or without merit, can be time consuming and expensive to defend, which can adversely affect our financial condition.

Since a large portion of our revenues are generated outside the United States, changes in international markets could affect our overall sales.

We generate a significant portion of our revenues from international sales. Currently, we have direct sales organizations in the United Kingdom, Denmark and Singapore and have distribution agreements covering other European countries, the Pacific Rim, and South America. Our performance could be adversely affected by changes in the world economies. Risks of doing business abroad include:

 . regional economic trends such as the turmoil in the economies of Asia beginning in 1997 and Brazil in 1998;

 .  disruptions due to the conversion of the European currencies to the Euro;

 . changes in the value of major foreign currencies in which we conduct business;

 .  unanticipated changes in regulatory requirements, tariffs and other barriers;

 .  political instability; and

 .  difficulties in managing foreign operations.

These or other factors may have a material adverse effect on

 .  our international sales;

 .  our ability to collect international receivables; or

 . the value of our assets denominated in foreign currencies; any of which would impact our operating results.

We may have difficulty integrating acquisitions into our business which could increase the costs and length of time for integration.

Over the last several years, we have expanded our product range and customer base through a number of selective acquisitions. We may acquire additional businesses or assets in the future. The success of an acquisition is dependent upon our ability to integrate the acquired business or assets into our organization. For example, we may have difficulty integrating acquired technology into our products, or we may not be able to retain, motivate or manage key employees of the acquired company. Our inability to integrate an acquired business, or an increase in the cost of integration, could materially and adversely affect our business, operating results and financial condition.

Year 2000 problems may cause interruptions or computing systems failures that may be expensive to fix.

The "Year 2000 problem" may have a material adverse effect on our operating results if our products and systems are not Year 2000 compliant or if those of our principal suppliers and/or customers are not Year 2000 compliant.

We have initiated a comprehensive program to try to assess this potential effect of the year 2000 problem and to remedy any deficiencies where possible. This program is not complete, and we cannot assure you that it will be successful.
In addition, we do not know the full extent of the impact on our business if these problems cannot be assessed or remedied. The impact may be material.

                                USE OF PROCEEDS

     All net proceeds from the sale of the Dataware common stock offered in this prospectus will go to the selling stockholder.

                              SELLING STOCKHOLDER

     We issued the shares of common stock offered in this prospectus to Sovereign Hill Software, Inc. in exchange for our acquisition of certain assets and assumption of certain liabilities of Sovereign Hill on December 31, 1998. In connection with the acquisition, we agreed to register the shares of common stock for resale under the Securities Act of 1933.

     The following table sets forth the number of shares of common stock owned by the selling stockholder, all of which are being offered by this prospectus, and the percentage of the outstanding shares of common stock beneficially owned by the selling stockholder after this offering. As of April 5, 1999 there were approximately 9,487,291 shares of our common stock outstanding. The shares offered by this prospectus may be offered from time to time, in whole or in part, by Sovereign Hill or its transferees.

                                                                                       Shares Beneficially Owned
                                                                                           or Issuable after
                                       Shares Beneficially Owned     Shares Offered       this Offering (1)(2)
                                          before Offering  (1)      pursuant to this      --------------------
     Name of Selling Stockholder           Number      Percent         Prospectus         Number       Percent
     ---------------------------           ------      -------         ----------         ------       -------

Sovereign Hill Software, Inc.........     200,000        2.1%            200,000              0            0
     100 Venture Way
     Hadley, MA 01035

____________
(1) The selling stockholder listed in the table has sole voting and investment power with respect to the shares beneficially owned by it.
(2) Assumes that all of the shares offered by the selling stockholder will be sold in this offering.

                             PLAN OF DISTRIBUTION

     We are registering the shares of Dataware common stock offered in this prospectus on behalf of the selling stockholder. As used in this prospectus, "selling stockholder" includes pledgees, donees, transferees or other successors-in-interest selling shares received from the selling stockholder as a gift, partnership or liquidating distribution or other non-sale related transfer after the date of this prospectus. We will pay all expenses of registration of the shares offered, except for taxes or underwriting fees, discounts, and selling commissions. The selling stockholder will pay any brokerage commissions and similar selling expenses attributable to the sale of the shares. We will not receive any of the proceeds from the sale of the shares by the selling stockholder.

     The selling stockholder, its pledgees, donees, distributees, transferees or other successors- in-interest may sell the shares from time to time in one or more types of transactions (which may include block transactions) on one or more exchanges, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of the shares, or a combination of these methods of sale. The selling stockholder may sell its shares at market prices prevailing at the time of sale, or at negotiated prices.

     The selling stockholder may use brokers or dealers to sell its shares. As of the date of this prospectus, we have not been advised by the selling stockholder that it has made any arrangements as to the distribution of shares covered by this prospectus.

     The selling stockholder may sell its shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

     The selling stockholder and any broker-dealers that act in connection with the sale of the shares might be deemed to be "underwriters" as the term is defined in Section 2(11) of the Securities Act of 1933. Consequently, any commissions received by these broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

     Because the selling stockholder may be deemed to be an "underwriter" as defined in Section 2(11) of the Securities Act of 1933, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act of 1933.

     The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that it meets the criteria and conforms to the requirements of that Rule.

     Upon being notified by the selling stockholder that it has entered into any material arrangement with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933, regarding the plan of distribution.

     We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities arising under the Securities Act of 1933, or to contribute to payments which the selling stockholder may be required to make in respect hereof. The selling stockholder has agreed to indemnify us against certain liabilities, including liabilities arising under the Securities Act of 1933.

     With respect to the 200,000 shares of Dataware common stock covered under this prospectus, we agreed to issue 50,000 shares to Sovereign Hill on December 31, 1998, and to hold back the remaining 150,000 shares, which are referred to as the "Held Back Shares". On March 31, 1999, we issued 37,500 of the Held Back Shares to Sovereign Hill. The remaining Held Back Shares will be issued to Sovereign Hill in two installments of 37,500 on June 30,

1999 and 75,000 on December 31, 1999, unless retained in the circumstances specified in the purchase agreement among the parties. However, for purposes of voting and dividends, all the Held Back Shares are deemed to be owned by Sovereign Hill or its transferees.

     We have agreed with the selling stockholder to keep the registration statement, of which this prospectus is a part, effective until December 31, 2000, or until all the shares offered hereby have been sold by the selling stockholder, subject to certain exceptions.

                                 LEGAL MATTERS

     Palmer & Dodge LLP, Boston, Massachusetts, our legal counsel, is giving an opinion on the validity of the shares of common stock offered in this prospectus. Matthew C. Dallett, a partner of Palmer & Dodge LLP, is an Assistant Secretary of Dataware.

                                    EXPERTS

     The consolidated financial statements of Dataware Technologies, Inc. incorporated by reference in this prospectus and elsewhere in this registration statement, have been audited by PricewaterhouseCoopers LLP, independent public accountants, as set forth in their report included therein. The consolidated financial statements referred to above have been incorporated herein in reliance upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Sovereign Hill Software, Inc. (the "Company") for the years ended December 31, 1997 and 1996, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph which indicates that there are matters that raise substantial doubt about the Company's ability to continue as a going concern), which is incorporated by reference herein, and has been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                          FORWARD-LOOKING STATEMENTS

     It is especially important to keep the risk factors described on pages 4 to 7 in mind when you read "forward-looking statements" in our SEC filings or other public announcements. These are statements that relate to the future and include statements about our:

 .  projected financial performance;

 .  market opportunities;

 .  product development;

 .  commercialization of new products; and

 .  future operations.

     These statements can be identified by the use of words such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. These statements are necessarily based on management's knowledge at the time and are subject to known and unknown risks and uncertainties and other factors that could cause our actual results to differ materially from those contemplated by the statements. Although we believe that the assumptions and expectations reflected in these "forward-looking statements" are reasonable, you should not view them as guarantees of future performance. There are important factors that could cause future results to differ materially from those projected in the forward-looking statements.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available on the SEC's Website at "http://www.sec.gov."


     The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information in this prospectus by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the sale of all the shares covered by this prospectus:

     . Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the SEC on March 17, 1999;

     . Current Report on Form 8-K filed with the SEC on January 14, 1999, as amended by Amendment No. 1 and Amendment No. 2 to Form 8-K filed with the SEC on March 16, 1999 and March 17, 1999, respectively; and

     . The description of the common stock contained in our Registration Statement on Form 8-A, declared effective by the SEC on July 19, 1993, including any amendment or reports filed to update the description.

     You may request a copy of these filings, at no cost, by writing or telephoning Susan Weiner, Controller at our principal executive offices, which are located at One Canal Park, Cambridge, Massachusetts 02141; Telephone: (617) 621-0820, or by sending an e-mail to: info@dataware.com. Additional information about Dataware is available in our Website at http://www.dataware.com.

     We have not authorized anyone else to give any information or to represent anything not contained in this prospectus. We have not authorized anyone else to provide you with different information. This prospectus does not offer to sell or buy any shares in any jurisdiction where that would be unlawful. You should not assume that the information in this prospectus or any supplement is accurate as of any date later than the date on this prospectus.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The Registrant estimates that expenses payable by the Registrant in connection with the offering described in this Registration Statement will be as follows:

SEC registration fee..............................................   $  139.00
Nasdaq National Market Additional Listing Fee.....................   $4,800.00
Legal fees and expenses...........................................   $3,000.00
        TOTAL.....................................................   ---------
                                                                     $7,939.00

Item 15.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law permits the Registrant to indemnify directors, officers, employees and agents of the Registrant against actual and reasonable expenses (including attorneys' fees) incurred by them in connection with any action, suit or proceeding brought against them by reason of their status or service as a director, officer, employee or agent by or on behalf of the Registrant, and against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by him in connection with any such action, suit or proceeding, if (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, no indemnification shall be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the Registrant.

     Article FIFTH, Section 6 of the Registrant's Restated Certificate of Incorporation, as amended to date provides that the Registrant shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become a director or officer of the Registrant, or is or was serving, or has agreed to serve at the request of the Registrant as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in Article FIFTH is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons. Article FIFTH further permits the Board of Directors to authorize the grant of indemnification rights to other employees and agents of the Registrant and such rights may be equivalent to, or greater or less than, those set forth in Article FIFTH.

     Article FIFTH, Section 7 of the Registrant's Restated Certificate of Incorporation, as amended to date, provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that elimination or limitation of liability is not permitted under the Delaware General Corporation Law as in effect when such liability is determined.

     Article V, Section 1 of the By-Laws of the Registrant, as amended through to date, permits the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Registrant against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware.

     The Registrant maintains liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

Item 16.  Exhibits

  Exhibit
  Number                              Description
  ------                              -----------
    2.1        Asset Purchase Agreement dated December 31, 1998, among Dataware,
               Sovereign Hill Software, Inc. and certain Stockholders of
               Sovereign Hill. (1)

    4.1 Restated Certificate of Incorporation, as amended through April 14, 1997. (2)

    4.2 By-Laws of the Registrant, as amended through February 9, 1999. (3)

    4.3        Rights Agreement dated July 8, 1996, by and between American
               Stock Transfer & Trust Company as Rights Agent and the Registrant
               (the "Rights Agreement"). (4)

    4.4        First Amendment to the Rights Agreement, dated April 14,
               1997. (5)

    5 Opinion of Palmer & Dodge LLP as to the legality of the shares being registered, filed herewith.

   23.1 Consent of PricewaterhouseCoopers LLP, independent auditors, filed herewith.

   23.2 Consent of Deloitte & Touche LLP, independent auditors, filed herewith.

   23.3        Consent of Palmer & Dodge LLP. Included in the opinion filed as
               Exhibit 5 hereto.

   24 Power of Attorney. Included on the signature page to this Registration Statement.

_______________________________
(1)  Filed as an exhibit to the Company's Current Report on Form 8-K
     (File No. 0-21860) on January 14, 1999 and incorporated herein by reference.
(2)  Filed as an exhibit to the Company's Current Report on Form 8-K
     (File No. 0-21860) on April 17, 1997 and incorporated herein by reference.
(3)  Filed as an exhibit to the Company's Annual Report on Form 10-K
     (File No. 0-21860) for the year ended December 31, 1998 and incorporated herein by reference.
(4)  Filed as an exhibit to the Company's Current Report on Form 8-K
     (File No. 0-21860) on July 18, 1996 and incorporated herein by reference.
(5)  Filed as an exhibit to the Company's Current Report on Form 8-K
     (File No. 0-21860) on April 17, 1997 and incorporated herein by reference.

Item 17.  Undertakings

     (a) The undersigned registrant hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any Prospectus required by section 10(a)(3) of the Securities Act;

         (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement; provided, however, that no filing will be made pursuant to paragraph (a)(1)(i) or
(a)(1)(ii) if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 7th day of April, 1999.

                                 DATAWARE TECHNOLOGIES, INC.


                                 By:  /s/ Michael Gonnerman
                                      ---------------------------------------
                                      Michael Gonnerman
                                      Vice President, Chief Financial Officer
                                      and Treasurer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Dataware Technologies, Inc. hereby severally constitute and appoint David Mahoney, Michael Gonnerman, and Matthew C. Dallett, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

     Signature                       Title                   Date
     ---------                       -----                   ----
/s/ David Mahoney             President and Chief            April 7, 1999
-----------------------       Executive Officer
David Mahoney                 (Principal Executive Officer)


/s/ Kurt Mueller              Chairman of the Board          April 7, 1999
-----------------------
Kurt Mueller


/s/ Michael Gonnerman         Vice President, Chief          April 7, 1999
-----------------------       Financial Officer and
Michael Gonnerman             Treasurer (Principal
                              Financial and Principal
                              Accounting Officer)


/s/ Jeffrey O. Nyweide        Vice Chairman and Senior       April 7, 1999
-----------------------       Executive Vice President
Jeffrey O. Nyweide            of Business Development
                              and Director


/s/ Stephen H. Beach          Director                       April 7, 1999
-----------------------
Stephen H. Beach


/s/ William R. Lonergan       Director                       April 7, 1999
-----------------------
William R. Lonergan


                              Director                       April 7, 1999
-----------------------
Jochen Tschunke

                                 EXHIBIT INDEX

Exhibit
Number                            Description
------                            -----------
  2.1    Asset Purchase Agreement dated December 31, 1998, among Dataware,
         Sovereign Hill Software, Inc. and certain Stockholders of Sovereign
         Hill. (1)

  4.1    Restated Certificate of Incorporation, as amended through April 14,
         1997. (2)

  4.2    By-Laws of the Registrant, as amended through February 9, 1999. (3)

  4.3    Rights Agreement dated July 8, 1996, by and between American Stock
         Transfer & Trust Company as Rights Agent and the Registrant (the
         "Rights Agreement"). (4)

  4.4    First Amendment to the Rights Agreement, dated April 14, 1997. (5)

  5 Opinion of Palmer & Dodge LLP as to the legality of the shares being registered, filed herewith.

 23.1 Consent of PricewaterhouseCoopers LLP, independent auditors, filed herewith.

 23.2    Consent of Deloitte & Touche LLP, independent auditors, filed herewith.

 23.3    Consent of Palmer & Dodge LLP. Included in the opinion filed as
         Exhibit 5 hereto.

 24      Power of Attorney. Included on the signature page to this Registration
         Statement.

_______________________________
(1) Filed as an exhibit to the Company's Current Report on Form 8-K (File No. 0-21860) on January 14, 1999 and incorporated herein by reference.
(2) Filed as an exhibit to the Company's Current Report on Form 8-K (File No. 0-21860) on April 17, 1997 and incorporated herein by reference.
(3) Filed as an exhibit to the Company's Annual Report on Form 10-K (File No. 0-21860) for the year ended December 31, 1998 and incorporated herein by reference.
(4) Filed as an exhibit to the Company's Current Report on Form 8-K (File No. 0-21860) on July 18, 1996 and incorporated herein by reference.
(5) Filed as an exhibit to the Company's Current Report on Form 8-K (File No. 0-21860) on April 17, 1997 and incorporated herein by reference.